                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K/A


                       AMENDMENT NO. 1 TO CURRENT REPORT


    Pursuant to Section 13 or 15(d) of  the Securities Exchange Act of 1934


   Date of Original Report (Date of earliest event reported): March 16, 2004


                            CENTURY ALUMINUM COMPANY
             (Exact name of registrant as specified in its charter)



   Delaware                     0-27918                13-3070826
(State or other       (Commission File Number)        (IRS Employer
 jurisdiction of                                   Identification No.)
 Incorporation)

   2511 Garden Road
 Building A, Suite 200
Monterey, California                                      93940
(Address of principal                                   (Zip Code)
  executive offices)

                                        (831) 642-9300
                (Registrant's telephone number, including area code)

Item 5.  Other Events.

      On March 16, 2004, Century Aluminum Company ("Century") filed a Form 8-K (the "Original Form 8-K") containing unaudited pro forma consolidated financial information reflecting Century's proposed acquisition of either a 100% or 49.9% interest in Nordural hf, an Icelandic primary aluminum producer. The pro forma consolidated financial information set forth below replaces the pro forma consolidated financial information contained in the Original Form 8-K and reflects Century's agreement to purchase 100% of Nordural hf.

Forward-Looking Statements

      This Form 8-K may contain certain "forward-looking statements." Century has based these forward-looking statements on current expectations and projections about future events. Many of these statements may be identified by the use of forward-looking words such as "expects," "anticipates," "plans," "believes," "projects," "estimates," "should," "will," and "potential" and variations of such words. These forward-looking statements are subject to risks, uncertainties and assumptions and readers are cautioned that actual results could differ materially and, therefore, they should not place undue reliance on any forward-looking statements. Century does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                      Page
                                                                                      ----
             Unaudited Pro Forma Consolidated Financial Information
                                100% Acquisition


Introduction to Unaudited Pro Forma Consolidated Financial Information .............    4
Unaudited Pro Forma Consolidated Balance Sheet .....................................    5
Notes to Unaudited Pro Forma Consolidated Balance Sheet ............................    6
Unaudited Pro Forma Consolidated Statement of Operations ...........................    7
Notes to Unaudited Pro Forma Consolidated Statement of Operations ..................    9

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following tables present Century's unaudited pro forma consolidated balance sheet as of December 31, 2003 and unaudited pro forma consolidated statement of operations for the year ended December 31, 2003. The unaudited pro forma consolidated financial data presented below has been derived from the following, which are included elsewhere in this prospectus supplement:
(1) Century's audited consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended December 31, 2003; and (2) the separate audited financial statements and accompanying notes of Nordural for the year ended December 31, 2003 which are included in the Original Form 8-K filed on March 16, 2004. The unaudited pro forma consolidated financial data has been prepared for illustrative purposes only and does not purport to represent what Century's results of operations or financial condition would actually have been had the transactions described below in fact occurred as of the dates specified. In addition, the unaudited pro forma consolidated financial data does not purport to project Century's results of operations or financial condition as of any date or for any future period. Among other things, the unaudited pro forma consolidated financial data does not reflect the effects of Century's acquisition of the remaining 20% interest in its Hawesville primary aluminum reduction facility prior to the closing of that acquisition in April 2003.

     The unaudited pro forma consolidated balance sheet as of December 31, 2003 gives effect to the following events as if they were consummated on December 31, 2003:

     - Century's acquisition of all of the outstanding equity shares of Nordural;

     - Century's issuance and sale of approximately $245 million in common stock in a registered public offering;

     - Century's payment of the remaining $12.0 million of principal outstanding under the promissory note payable to Glencore;

     - Century's payment of $3.0 million of dividends on its convertible preferred stock; and

     - other adjustments that management believes are directly related to the Nordural acquisition.

     The unaudited pro forma consolidated statement of operations for the year ended December 31, 2003 gives pro forma effect to these events as if they were consummated on January 1, 2003.

     The Nordural acquisition would be accounted for using the purchase method of accounting. Under the purchase method of accounting, the cash payment of the estimated aggregate purchase price for Nordural (including transaction fees and expenses) would be allocated to the tangible assets, identifiable intangible assets and liabilities of Nordural, based upon their respective fair values. The allocation of the purchase price, useful lives assigned to assets and other adjustments made to the unaudited pro forma consolidated financial data are based upon available information and certain preliminary assumptions that Century believes are reasonable under the circumstances. Century has not yet completed the fair market value allocation to the specific assets and liabilities of Nordural. Consequently, the final amounts allocated and the related useful lives could differ from those reflected in the unaudited pro forma consolidated financial data and the effects could be material. The acquisition of Nordural is subject to certain conditions, including the successful completion of a registered public offering, and there can be no assurance that the acquisition will be consummated.

     The unaudited pro forma consolidated financial data should be read in conjunction with (1) Century's audited consolidated financial statements and accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are each included in its Annual Report on Form 10-K for the year ended December 31, 2003; and (2) the separate audited financial statements and accompanying notes of Nordural which are included in the Original Form 8-K filed on March 16, 2004.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                            AS OF DECEMBER 31, 2003

                                                                      U.S. GAAP    U.S. GAAP    PRO FORMA      PRO FORMA
                                               CENTURY    NORDURAL   ADJUSTMENTS   NORDURAL    ADJUSTMENTS    CONSOLIDATED
                                               --------   --------   -----------   ---------   -----------    ------------
                                                                         (DOLLARS IN THOUSANDS)
                                                          ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..................  $ 28,204   $  9,898     $    --     $  9,898     $   3,277(1)   $   91,099
                                                                                                  230,395(2)
                                                                                                 (165,675)(3)
                                                                                                  (12,000)(4)
                                                                                                   (3,000)(5)
  Accounts receivable -- net.................    51,370      5,897          --        5,897            --          57,267
  Due from affiliates........................    10,957     14,877          --       14,877       (14,877)(1)      10,957
  Inventories................................    89,360     12,635          --       12,635            --         101,995
  Prepaid and other current assets...........     4,101      1,663          --        1,663            --           5,764
  Deferred taxes -- current portion..........     3,413         --          --           --            --           3,413
                                               --------   --------     -------     --------     ---------      ----------
      Total current assets...................   187,405     44,970          --       44,970        38,120         270,495
Property, plant and equipment -- net.........   494,957    215,897         832      216,729        36,473(3)      748,159
Intangible assets -- net.....................    99,136         --          --           --        83,771(3)      182,907
Other assets.................................    28,828     13,926        (861)      13,065       (13,065)(3)      28,828
                                               --------   --------     -------     --------     ---------      ----------
      Total..................................  $810,326   $274,793     $   (29)    $274,764     $ 145,299      $1,230,389
                                               ========   ========     =======     ========     =========      ==========

                                           LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable, trade....................  $ 34,829   $  6,463     $    --     $  6,463     $      --      $   41,292
  Due to affiliates..........................    27,139        147          --          147            --          27,286
  Industrial revenue bonds...................     7,815         --          --           --            --           7,815
  Current portion of long term debt..........        --     14,411          --       14,411            --          14,411
  Accrued and other current liabilities......    30,154      2,067         280        2,347            --          32,501
  Accrued employee benefits costs -- current
    portion..................................     8,934         --          --           --            --           8,934
  Deferred taxes -- current portion..........        --         --          --           --            --              --
                                               --------   --------     -------     --------     ---------      ----------
    Total current liabilities................   108,871     23,088         280       23,368            --         132,239
                                               --------   --------     -------     --------     ---------      ----------
Long term debt -- net........................   322,310    174,024         862      174,886            --         497,196
Notes payable -- affiliates..................    14,000         --          --           --       (12,000)(4)       2,000
Accrued pension benefits costs -- less
  current portion............................    10,764         --          --           --            --          10,764
Accrued postretirement benefits costs -- less
  current portion............................    78,218         --          --           --            --          78,218
Other liabilities............................    33,372      2,141          --        2,141            --          35,513
Deferred taxes -- less current portion.......    55,094      4,440        (167)       4,273            --          59,367
                                               --------   --------     -------     --------     ---------      ----------
      Total noncurrent liabilities...........   513,758    180,605         695      181,300       (12,000)        683,058
                                               --------   --------     -------     --------     ---------      ----------
CONTINGENCIES AND COMMITMENTS
SHAREHOLDERS' EQUITY:
  Convertible preferred stock (8.0%
    cumulative, 500,000 shares
    outstanding).............................    25,000         --          --           --            --          25,000
  Common stock (one cent par value,
    50,000,000 shares authorized; 21,130,839
    shares outstanding at December 31,
    2003)....................................       211         --          --           --            85(2)          296
  Capital stock..............................        --     59,500          --       59,500       (59,500)(3)          --
  Additional paid-in capital.................   173,138         --          --           --       230,310(2)      403,448
  Accumulated other comprehensive income
    (loss)...................................    (5,222)        --        (280)        (280)          280(3)       (5,222)
  Retained earnings (deficit)................    (5,430)    11,600        (724)      10,876           724(3)       (8,430)
                                                                                                  (11,600)(1)
                                                                                                   (3,000)(5)
                                               --------   --------     -------     --------     ---------      ----------
      Total shareholders' equity.............   187,697     71,100      (1,004)      70,096       157,299         415,092
                                               --------   --------     -------     --------     ---------      ----------
      Total..................................  $810,326   $274,793     $   (29)    $274,764     $ 145,299      $1,230,389
                                               ========   ========     =======     ========     =========      ==========

 See accompanying notes to the unaudited pro forma consolidated balance sheet.

          NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 2003

     1. Reflects an adjustment to eliminate Nordural shareholder loans, a portion of which is expected to be repaid prior to closing and the balance is expected to be offset against retained earnings.

     2. Records the proceeds, net of financing costs, from Century's issuance and sale of approximately $245 million in common stock in a registered public offering.

     3. Reflects the cash payment and allocation of the estimated aggregate purchase price for Nordural, including acquired cash and estimated transaction fees and expenses (subject to adjustment for an additional payment not to exceed $25.0 million due upon commencement of the expansion). Acquired cash reflects pro forma cash on the balance sheet of Nordural which Century has agreed to purchase. Century will also compensate the seller for the cash flow generated by the business from December 31, 2003 through closing which could be material.

PURCHASE PRICE:
  Purchase price............................................   $ 150,000
  Acquired cash.............................................      13,175
  Transaction fees and expenses.............................       2,500
                                                               ---------
  Total purchase price......................................   $ 165,675
                                                               =========

PRELIMINARY ALLOCATION OF PURCHASE PRICE:
  Current assets............................................   $  33,370
  Property, plant and equipment.............................     253,202
  Goodwill..................................................      83,771
  Current liabilities.......................................     (23,368)
  Noncurrent liabilities....................................    (181,300)
                                                               ---------
  Total purchase price......................................   $ 165,675
                                                               =========

     4. Reflects the payment of a portion of the remaining outstanding principal under a promissory note payable to Glencore.

     5. Reflects the payment of dividends on Century's convertible preferred stock.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003

                                                       U.S. GAAP    U.S. GAAP    PRO FORMA     PRO FORMA
                                CENTURY    NORDURAL   ADJUSTMENTS   NORDURAL    ADJUSTMENTS   CONSOLIDATED
                                --------   --------   -----------   ---------   -----------   ------------
                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
NET SALES:
Third-party customers.........  $660,593   $100,939     $    --     $100,939      $    --       $761,532
Related parties...............   121,886         --          --           --           --        121,886
                                --------   --------     -------     --------      -------       --------
                                 782,479    100,939          --      100,939           --        883,418
Cost of goods sold............   734,441     82,003         231       82,234       (5,249)(1)    808,262
                                                                                   (3,164)(2)
                                --------   --------     -------     --------      -------       --------
Gross profit..................    48,038     18,936        (231)      18,705        8,413         75,156
Selling, general and
  administrative expenses.....    20,833        558          --          558           --         21,391
                                --------   --------     -------     --------      -------       --------
Operating income..............    27,205     18,378        (231)      18,147        8,413         53,765
Interest expense -- third
  party.......................   (41,269)    (5,401)         --       (5,401)          --        (46,670)
Interest expense -- related
  party.......................    (2,579)        --          --           --          900(3)      (1,679)
Interest income...............       339         --          --           --           --            339
Net gain (loss) on forward
  contracts...................    25,691         --          --           --           --         25,691
Investment income.............                3,063          --        3,063(4)        --          3,063
Other income
  (expense) -- net............      (688)        --          --           --           --           (688)
                                --------   --------     -------     --------      -------       --------
Income (loss) before income
  taxes and minority
  interest....................     8,699     16,040        (231)      15,809        9,313         33,821
Income tax benefit
  (expense)...................    (2,841)    (2,887)         41       (2,846)      (3,260)(5)    (11,634)
                                                                                   (2,687)(6)
                                --------   --------     -------     --------      -------       --------
Income (loss) before minority
  interest and cumulative
  effect of change in
  accounting principle........     5,858     13,153        (190)      12,963        3,366         22,187
Minority interest.............       986         --          --           --           --            986
                                --------   --------     -------     --------      -------       --------
Income (loss) before
  cumulative effect of change
  in accounting principle.....     6,844     13,153        (190)      12,963        3,366         23,173
Cumulative effect of change in
  accounting principle, net of
  tax benefit of $3,430.......    (5,878)        --          --           --           --         (5,878)
                                --------   --------     -------     --------      -------       --------
Net income (loss).............       966     13,153        (190)      12,963        3,366         17,295
Preferred dividends...........    (2,000)        --          --           --           --         (2,000)
                                --------   --------     -------     --------      -------       --------
Net income (loss) applicable
  to common shareholders......  $ (1,034)  $ 13,153     $  (190)    $ 12,963      $ 3,366       $ 15,295
                                ========   ========     =======     ========      =======       ========

                                                       U.S. GAAP    U.S. GAAP    PRO FORMA     PRO FORMA
                                CENTURY    NORDURAL   ADJUSTMENTS   NORDURAL    ADJUSTMENTS   CONSOLIDATED
                                --------   --------   -----------   ---------   -----------   ------------
                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
EARNINGS (LOSS) PER COMMON
  SHARE:
  Basic:
Income (loss) before
  cumulative effect of change
  in accounting principle.....  $   0.23                                                        $   0.72
Cumulative effect of change in
  accounting principle........     (0.28)                                                          (0.20)
                                --------                                                        --------
       Net income (loss)......  $  (0.05)                                                       $   0.52
                                ========                                                        ========
  Diluted:
Income (loss) before
  cumulative effect of change
  in accounting principle.....  $   0.23                                                        $   0.72
Cumulative effect of change in
  accounting principle........     (0.28)                                                          (0.20)
                                --------                                                        --------
       Net income (loss)......  $  (0.05)                                                       $   0.52
                                ========                                                        ========
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING
  (IN THOUSANDS):
  Basic.......................    21,073                                            8,500(7)      29,573
                                ========                                          =======       ========
  Diluted.....................    21,099                                            8,500(7)      29,599
                                ========                                          =======       ========

  See accompanying notes to the unaudited pro forma consolidated statement of operations.

                        NOTES TO THE UNAUDITED PRO FORMA

                      CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003

     1. Reflects an adjustment to depreciation expense based on the preliminary purchase accounting fair market valuation of Nordural's property, plant and equipment using an estimated average useful life of 35 years.

     2. Reflects an adjustment to eliminate Nordural's historical amortization expense related to deferred financing and carbon anode contract costs.

     3. Reflects an adjustment to reduce interest expense for the repayment of a portion of the outstanding principal under the promissory note payable to Glencore.

     4. Includes income from certain equity investments, a substantial portion of which have been sold.

     5. Reflects an adjustment to record income tax expense for the effects of the pro forma adjustments using an effective tax rate of 35%.

     6. Reflects an adjustment to record the incremental increase in income tax expense for the historical results of Nordural using an effective tax rate of 35% as opposed to the historical rate of 18%.

     7. Records the additional shares outstanding from Century's issuance and sale of 8,500,000 shares of our common stock in this offering at an assumed offering price of $28.87 per share, which is the reported closing price per share of Century's common stock as of March 26, 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           CENTURY ALUMINUM COMPANY

Date:   March 30, 2004                 By:    /s/ Gerald J. Kitchen
      --------------------              ----------------------------------------
                                        Name:  Gerald J. Kitchen
                                        Title: Executive Vice President, General
                                               Counsel Chief Administrative
                                               Officer and Secretary